THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.



                             AVAX TECHNOLOGIES, INC.


                      Warrant for the Purchase of Shares of
                                 Preferred Stock

No. SBPW-[  ]                                             [           ] Shares


                  FOR VALUE RECEIVED, AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby certifies that [ ], or his permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on December 11, 1996 and prior to 5:00 P.M., New York City time, on June 11, 2006, [ ] ([ ]) fully paid and non-assessable shares of the Series B Convertible Preferred Stock, $100 stated value per share, of the Company for an aggregate purchase price of $[ ] (computed on the basis of $110.00 per share). (Hereinafter, (i) said Series B Convertible Preferred Stock, together with any other equity securities which may be issued by the Company with respect thereto (other than on conversion thereof) or in substitution therefor, is referred to as the "Preferred Stock", (ii) the Common Stock, $.001 par value, of the Company, into which the Preferred Stock is convertible, is referred to as the "Common Stock", (iii) the shares of the Preferred Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares", (iv) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) following the conversion of all shares of Preferred Stock into Common Stock and each share of Common Stock receivable upon the conversion of the Warrant Shares receivable upon the exercise of this Warrant are referred to as the "Conversion Shares", (v) the aggregate purchase price payable for the Warrant Shares or the Conversion Shares, as the case may be, hereunder is referred to as the "Aggregate Warrant Price", (vi) the price payable (initially $110.00 per share, subject to adjustment) for each of the Warrant Shares or the Conversion Shares, as the case may be, hereunder is referred to as the "Per Share Warrant Price", (vii) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants", (viii) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants, Warrant Shares and Conversion Shares are referred to as the "Holders" and Holders of more than fifty percent (50%) of the outstanding Warrants, Warrant Shares and Conversion Shares are referred to as the "Majority of the Holders") and (ix) the then Current Market Price per share (the "Current Market Price") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The then "Current Market Price Per Share of Preferred Stock" shall equal the then Current Market Price multiplied by the then effective "conversion rate" (as defined and used in the Certificate of Designation for the Preferred Stock) or if the Current Market Price is not so available, the fair market value of the Preferred Stock as determined in good faith by agreement among the Majority of the Holders and the Company's Board of Directors. The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares or Conversion Shares, as the case may be, deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.


1        Exercise of Warrant.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on December 11, 1996 and prior to 5:00 P.M., New York City time, on June 11, 2006 by the Holder:


                  (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
         Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares or Conversion Shares, as the case may be, made by certified or official bank check payable to the order of the Company; or

                  (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 9(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares or Conversion Shares, as the case may be, subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price Per Share of Preferred Stock (or the Current Market Price if exercised after the Conversion Date (as defined below)) and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price Per Share of Preferred Stock (or the Current Market Price if exercised after the Conversion Date (as defined below)). For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise.

                  (iii) if the Company, in its sole and absolute discretion, agrees in advance, by the surrender of this Warrant (with the subscription (promissory note) form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with the presentation of a promissory note (the "Promissory Note") made payable to the corporation, duly executed and in the form at the end hereof, such Promissory Note to be secured by the securities underlying this Warrant (the "Underlying Securities"). The Company shall retain possession of the Underlying Securities as collateral for the Company's security interest in the Promissory Note, which security interest shall have priority over all subsequent interests with respect to such collateral.

                  (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Preferred Stock, (or the Common Stock following the Conversion Date) and the Holder is entitled to receive a new Warrant covering the Warrant Shares or Conversion Shares, as the case may be, which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares or Conversion Shares, as the case may be. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Preferred Stock (or the Common Stock following the Conversion Date) to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Preferred Stock (or the Common Stock following the Conversion Date) to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant; provided, however that if this Warrant is exercised pursuant to paragraph 1(a)(iii), the Company will issue but shall not deliver such shares until such time as the promissory note and all accrued interest thereon shall have been paid in full.

                  (c) If this Warrant is exercised on or after the date on which all shares of Preferred Stock have been converted into shares of Common Stock (the "Conversion Date"), then this Warrant shall be exercisable only for Conversion Shares at the then applicable Per Share Warrant Price (including any adjustment pursuant to Section 3(f) below).

                  2 Reservation of Warrant Shares and Conversion Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Preferred Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (other than any contractual lock-up agreements (each a "Lock-Up Agreement") entered into by the Holder with and for the benefit of the Company), other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) have authorized and in reserve, and shall keep available, solely for issuance or delivery upon conversion of the Warrant Shares or the exercise of this Warrant for Conversion Shares, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon such conversion, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal; and (c) if the Company hereafter lists its Common Stock on any national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, use its best efforts to keep the Conversion Shares authorized for listing on such exchange upon notice of issuance.

                  3        Protection Against Dilution.

                  (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Preferred Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Preferred Stock, referred to in Section 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then Current Market Price Per Share of the Preferred Stock in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Preferred Stock and the denominator of which shall be the then Current Market Price Per Share of the Preferred Stock in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

                  (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Preferred Stock, (ii) subdivide its outstanding shares of Preferred Stock into a greater number of shares, (iii) combine its outstanding shares of Preferred Stock into a smaller number of shares or (iv) issue by reclassification of its Preferred Stock any shares of capital stock of the Company (other than the Conversion Shares), the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Preferred Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (c) Except as provided in Subsections 3(a) and 3(d), in case the Company shall hereafter issue or sell any Preferred Stock, any securities convertible into Preferred Stock, any rights, options or warrants to purchase Preferred Stock or any securities convertible into Preferred Stock, in each case for a price per share or entitling the holders thereof to purchase Preferred Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Preferred Stock issued, sold or issuable upon exercise or conversion of such securities) which is less than both the then Current Market Price Per Share of the Preferred Stock in effect on the date of such issuance or sale or the Per Share Warrant Price, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Preferred Stock outstanding on the record date of such issuance or sale plus (B) the Total Consideration divided by the Current Market Price Per Share of the Preferred Stock or the current Per Share Warrant Price, whichever is greater, and the denominator of which shall be (y) the number of shares of Preferred Stock outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Preferred Stock issued, sold or issuable upon exercise or conversion of such securities.

                  (d) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of Preferred Stock (i) pursuant to the exercise of any Warrant or (ii) pursuant to the exercise of any stock options or warrants currently outstanding or securities issued after the date hereof pursuant to any Company benefit plan.

                  (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than thirty (30) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (f) Upon the Conversion Date, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such conversion had this Warrant been exercised for Preferred Stock (assuming a cash exercise) immediately prior thereto.

                  (g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Preferred Stock; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Preferred Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares or Conversion Shares, as the case may be, after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

                  (i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Preferred Stock or Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                  (j) If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Preferred Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Preferred Stock and other capital stock.

                  (k) For purposes of the anti-dilution protection contained in this Section 3, at all times following the conversion of all shares of Preferred Stock into shares of Common Stock, the term Preferred Stock shall be read to be Common Stock, context permitting, so that the anti-dilution provisions will continue to protect the purchase rights represented by this Warrant after the conversion of all the Preferred Stock into the Common Stock in accordance with the essential intent and principles of this Section 3 (it being understood that prior to such conversion, the anti-dilution provisions of the Preferred Stock shall protect the Holder from dilution of the Common Stock).

                  (l) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such shall not have been exercised, the Per Share Warrant Price then in effect hereunder shall forthwith be readjusted to such Per Share Warrant Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, options, warrants or conversion privileges been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, options, warrants or conversion privileges and (b) had adjustments been made on the basis of the Per Share Warrant Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Per Share Warrant Price) made after the issuance or sale of such rights, options, warrants or conversion privileges.

                  4 Fully Paid Stock; Taxes. The Company agrees that the shares of the Preferred Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant and the shares of Common Stock delivered upon the conversion of the Warrant Shares or the exercise of this Warrant following the conversion of all shares of Preferred Stock into Common Stock, shall at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share, Conversion Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

                  5 Registration Under Securities Act of 1933. (a) The Holder shall, with respect to the Conversion Shares only, have the right to participate in the registration rights granted to purchasers of Preferred Stock pursuant to
Article 5 of the subscription agreement (the "Subscription Agreement") between such purchasers and the Company that were entered into at the time of the initial sale of the Preferred Stock. By acceptance of this Warrant, the Holder agrees to comply with the provisions of Article 5 of the Subscription Agreement to the same extent as if it were a party thereto, to the extent of any limitations with respect to such provisions.

                  (b) Until all Conversion Shares have been sold under a Registration Statement or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

                 6 Investment Intent; Limited Transferability.

                  (a) The Holder represents, by accepting this Warrant, that it understands that this Option and any securities obtainable upon exercise of this Warrant or upon conversion of such securities have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant or upon conversion of such securities for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

                  (b) The Holder, by his acceptance of its Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                  (c) Each Holder agrees to be bound by the provisions of any contractual lock-up agreements entered into by the Holder with and for the benefit of the Company. It is acknowledged that with respect to certain Holders who are employees of Paramount Capital, Inc., such Holders' Conversion and Warrant Shares are subject to their respective Lock-Up Agreements until July 10, 1999.

                  (d) With respect to Holders that are not subject to such contractual lock-up agreements with the Company, this Warrant may not be sold, transferred, assigned or hypothecated until December 11, 1997, except (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount Capital, Inc., (ii) to any of the officers, employees, associates or affiliated companies of Paramount Capital, Inc., or of any such successor firm,
(iii) to any NASD member participating in the Offering or any officer or employee of any such NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of an Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrant. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.


                  7 Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  8 Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

                  9 Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                    (a) the Company at 4520 Main Street, Suite 930, Kansas City,
               Missouri 64111, Attn: President or such other address as the Company has designated in writing to the Holder, or

                    (b) the Holder at c/o Paramount Capital Incorporated, 787
               Seventh Avenue, New York, NY 10019 or other such address as the Holder has designated in writing to the Company.

                  10 Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  11 Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

                  12 Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 11th day of June, 1996.


                                              AVAX TECHNOLOGIES, INC.



                                              By:____________________________
                                              Name:  Jeffrey M. Jonas, M.D.
                                              Title:    President


ATTEST:

Secretary

[Corporate Seal]

                               SUBSCRIPTION (cash)

                  The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Preferred Stock, stated value $100 per share, of AVAX Technologies, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_______________                       Signature:____________________

                                            Address:______________________




                                      SUBSCRIPTION (promissory note)

                  The undersigned, __________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ________________ shares of the Preferred Stock, stated value $100 per share, of AVAX Technologies, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant by delivery of the attached Promissory Note. The undersigned hereby confirms the representations and warranties made by it in the Warrant and in the attached Promissory Note and acknowledges that the decision to accept the Promissory Note as payment is entirely within the sole and absolute discretion of the Company.

Dated:_______________                       Signature:______________________
                                            Address:_______________________



                                CASHLESS EXERCISE

                  The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Preferred Stock, stated value $100 per share, of AVAX Technologies, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                   ASSIGNMENT

                  FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of AVAX Technologies, Inc.

Dated:_______________                       Signature:____________________

                                            Address:______________________



                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Preferred Stock, stated value $100 per share, of AVAX Technologies, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of AVAX Technologies, Inc.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                     [Form]

                                 PROMISSORY NOTE

$[           ]                                             New York, New York
                                                            [               ]

[Warrantholder] ("Borrower"), for value received, hereby promises to pay to the order of AVAX Technologies, Inc. (together with any such subsequent holder of this Promissory Note (the "Note"), the "Holder") the sum of [ ]($ ) (the "Principal Amount") on June 10, 2006 (the "Maturity Date"), payable by the Borrower on the Maturity Date. This Note shall not bear interest, except that if the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 3 hereof or upon the Maturity Date), then in each such case the overdue amount shall bear interest at the rate of 4% per annum, (after, as well as before, judgment and during any bankruptcy or insolvency proceeding) compounded annually, and all on the terms and conditions set forth hereinafter (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. "Original Issue Discount" (meaning the difference between the issue price of this Note of $[ ] (the "Issue Price") and the Principal Amount), during the period in which this Note remains outstanding, shall accrue at a rate equal to the prime rate plus one and one-half percent (1.5%) per annum, compounded on an annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Note, and cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) an early prepayment date.

Payment for all amounts due hereunder shall be made by certified check or wire transfer of immediately available lawful funds of the United States of America to Holder at c/o 4520 Main Street, Kansas City, MO 64111, Attn: President, or other such address as the Holder may designate by notice to Borrower. If this
Note is prepaid in whole or in part by the tendering of the Stock (as defined below) pursuant to Paragraph 2 below, the repayment date shall be the date on which the Borrower delivers a notice to the Company in accordance with Paragraph 4 irrevocably stating the Borrower's intention to repay the Note by tendering such shares. The Borrower is delivering this Note as payment of the exercise price for the purchase of the shares of Preferred Stock, $100 stated value per share, (the "Stock") underlying the Warrant dated June 11, 1996 (the "Warrant") issued to the Borrower. The Note shall be secured by the Stock, which the Holder shall retain in its possession as collateral for the Holder's security interest in the Note, which security interest shall have priority over all subsequent interests with respect to such collateral.

1. Prepayment; Repayment. The Borrower may at any time prepay in whole or in part the Issue Price plus accrued Original Issue Discount to date of payment (such amount hereafter referred to collectively as the "Accreted Principal Amount") of this Note, without penalty or premium. All sums paid hereon shall be applied first to accrued, unpaid Original Issue Discount on this Note and the balance, if any, to the reduction of the Issue Price hereof. On the Maturity Date, the entire unpaid Principal Amount of this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

2. Prepayment or Repayment by Tendering of Shares. Any prepayment or repayment may be made by instructing the Company to withhold that number of shares of Stock currently held by the Company as collateral for this Promissory Note in accordance with Paragraph 1(a)(iii) of the Warrant and having a value, based upon the Market Price (as defined in the introductory paragraph of the Warrant) of the Common Stock, equal to the Principal Amount in the case of payment as of and after the Maturity Date (plus premium, if any) or the entire Accreted Principal Amount in the case of any prepayment prior to the Maturity Date. The Company will deliver the balance of the shares not withheld pursuant to the immediately preceding sentence of this Paragraph 2 to the Borrower at the address set forth in Paragraph 3 below within five (5) days of the date of such prepayment or repayment, as the case may be.

                  3. Events of Default. If any events specified in this Paragraph 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire Accreted Principal Amount hereon immediately due and payable, by notice in writing to Borrower:

                           3.1.  Default in the payment of the principal and/or
unpaid accrued  Original Issue Discount of the Note when due and payable; or

                           3.2. The institution by Borrower of proceedings to be
adjudicated as bankrupt or insolvent, or the consent by Borrower to institution of bankruptcy or insolvency proceedings against Borrower or the filing by Borrower of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by Borrower to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, of the taking of any action by Borrower in furtherance of any such action; or

                           3.3. If, within sixty (60) days after the
commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law of regulation, such action shall not have been resolved in favor of Borrower of all orders or proceedings thereunder affecting the property of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Borrower of any trustee or receiver for all or any substantial part of the property of Borrower, such appointment shall not have been vacated; or

                           3.4. Any violation of the Borrower's Lock-Up
Agreement (as defined in the Warrant), if any, if said event shall occur and continue uncured for a period of 30 days after notice from the Holder that such an event has occurred.


                  4. Notices. Any notice required, desired or permitted to be given hereunder shall be in writing and shall be delivered personally, sent certified or registered United States mail, return receipt requested or sent by overnight courier service addressed to:

                  If to the Holder:

                           c/o AVAX Technologies, Inc.
                           4520 Main Street
                           Suite 930
                           Kansas City, MO 64111
                           Attn: President

                  If to Borrower:

                           [name and address]

Such notices shall be deemed given (i) if delivered personally, upon delivery,
(ii) if mailed as aforesaid, two (2) business days after deposit in the United States mail and (iii) if sent by overnight courier service one (1) business day after deposit with the courier service. Any party may change its address by notice to the other parties.



                  IN WITNESS WHEREOF, the Borrower has caused this Note to be issued this [ ] day of [ ] 199[ ].



                                          BORROWER:


                                          ___________________________________
                                          Name:
                                          Address: